Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), dated June 1, 2016, pertaining to The New Home Company Inc. 2016 Incentive Award Plan of our report dated February 26, 2016, with respect to the consolidated financial statements of The New Home Company Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
June 1, 2016